Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher R. Zaetta, Kuai H. Leong and Faraz A. Choudhry, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of shares of common stock of UnitedHealth Group Incorporated pursuant to the assumption of equity awards issued under the Bind Benefits, Inc. 2017 Equity Incentive Plan, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ Charles D. Baker	/s/ Valerie C. Montgomery Rice, M.D.
Charles D. Baker	Valerie C. Montgomery Rice, M.D.
Director	Director
Dated: August 11, 2025	Dated: August 11, 2025

/s/ Timothy P. Flynn	/s/ John H. Noseworthy, M.D.
Timothy P. Flynn	John H. Noseworthy, M.D.
Director	Director
Dated: August 11, 2025	Dated: August 11, 2025

/s/ Paul R. Garcia
Paul R. Garcia
Director
Dated: August 11, 2025

/s/ Kristen L. Gil
Kristen L. Gil
Director
Dated: August 11, 2025

/s/ Michele J. Hooper
Michele J. Hooper
Director
Dated: August 11, 2025

/s/ F. William McNabb III
F. William McNabb III
Director
Dated: August 11, 2025